UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2004

SMITH & WESSON HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 ROOSEVELT AVENUE SPRINGFIELD, MASSACHUSETTS 01104 (Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 331-0852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b)    Roy C. Cuny, until November 2, 2004, the President and Chief Executive Officer of Smith & Wesson Holding Corporation (the “Company”), is no longer with the Company. In addition, G. Dennis Bingham resigned as Chairman of the Board of Directors of the Company, effective November 2, 2004.

     (d)    On November 2, 2004, the Board of Directors of the Company elected Jeffrey D. Buchanan to serve as an independent director of the Company. There was no arrangement or understanding pursuant to which Mr. Buchanan was elected as a director, and there are no related party transactions between Mr. Buchanan and the Company. Mr. Buchanan also was selected to serve as Chairman of the Company’s Audit Committee.

             On November 2, 2004, the Company issued a press release announcing the resignations of Messrs. Cuny and Bingham, and the election of Mr. Buchanan to the Company’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

     (a)    Financial Statements of Business Acquired.

              Not applicable.

     (b)    Pro Forma Financial Information.

              Not applicable.

     (c)    Exhibits.

Exhibit
Number

99.1	Press release from Smith & Wesson Holding Corporation, dated November 2, 2004, entitled “Smith & Wesson Holding Corporation Announces Management and Board Changes”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2004
SMITH & WESSON HOLDING CORPORATION
	By:	/s/ John A. Kelly John A. Kelly Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit Number
99.1	Press release from Smith & Wesson Holding Corporation, dated November 2, 2004, entitled “Smith & Wesson Holding Corporation Announces Management and Board Changes”

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